EXHIBIT 23.1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Essence Array Inc.

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Essence Array Inc. for the year ended March 31, 2025 of our report dated April 25, 2025, relating to our audit of the financial statements, which appears in such Form 10-K.

Aloba, Awomolo & Partners - PCAOB ID# 7275

Ibadan, Nigeria

April 25, 2025